Exhibit 10.1

PETROLEUM AGREEMENT

REGARDING

THE EXPLORATION FOR AND EXPLOITATION OF HYDROCARBONS

BETWEEN

OFFICE NATIONAL DES HYDROCARBURES ET DES MINES

“ONHYM”

ACTING ON BEHALF OF THE STATE

AND

KOSMOS ENERGY MAROC MER PROFONDE

“KOSMOS”

AND

CAPRICORN EXPLORATION AND DEVELOPMENT COMPANY LIMITED

"CAPRICORN"

IN THE AREA OF INTEREST NAMED

“BOUJDOUR MARITIME”

THIS PETROLEUM AGREEMENT IS CONCLUDED

BETWEEN

The OFFICE NATIONAL DES HYDROCARURES ET DES MINES, hereinafter referred to as “ONHYM”, a public Moroccan entity instituted by law n°33-01, promulgated by dahir n° 1-03-203 on the date of 16 Ramadan 1424 (11 November 2003) and implemented by decree n°2-04-372 on the date of the 16 Kaada 1425 (29 December 2004), whose registered office is at 5, Avenue Moulay Hassan – BP 99, Rabat, Morocco, acting on behalf of the Kingdom of Morocco, hereinafter called “the STATE”, herein represented by its General Director, Mme. Amina BENKHADRA;

AND

KOSMOS ENERGY MAROC MER PROFONDE, a company incorporated under the laws of the Cayman Islands, whose registered office is at Wilmington Trust Company, 4th Floor Century Yard, Cricket Square, P.O. Box 32322, George Town, Grand Cayman, KY1 1209 Cayman Islands, hereinafter referred to as “KOSMOS”, herein represented by its Attorney in Fact, Mr. William HAYES;

AND

CAPRICORN EXPLORATION AND DEVELOPMENT COMPANY LIMITED, a company incorporated under the laws of Scotland, whose registered office is at 50 Lothian Road, Edinburgh EH3 9BY United Kingdom, hereinafter referred to as “CAPRICORN”, herein represented by its Director, Mr. Simon THOMSON.

KOSMOS, CAPRICORN and ONHYM  are hereinafter collectively referred to as the “Parties” or individually as a “Party”.

KOSMOS and CAPRICORN are hereinafter collectively referred to as "CONTRACTOR GROUP".

PREAMBLE  -

Whereas, the law no 21‑90 enacted by the dahir no  1‑91‑118 of 27 Ramadan 1412 (1 April 1992) modified and supplemented by law no 27‑99 enacted by the dahir no  1‑99-340 of 9 Kaada 1420 (15 February 2000), hereinafter referred to as the "Hydrocarbon Law" regulates the exploration for and the exploitation of hydrocarbon deposits in Morocco, implemented by the decree no  2‑93‑786 of 18 Joumada I 1414 (3 November 1993) modified and supplemented by decree no  2‑99‑210 of 9 Hija 1420 (16 March 2000) hereinafter referred to as the "Decree", the Hydrocarbon Law and the Decree being hereinafter referred to as the "Hydrocarbon Code";

Whereas, section 5 of the decree n°2-04-372 of 16 Kaada 1425 (29 December 2004) implementing the law n° 33-01 instituting the OFFICE NATIONAL DES HYDROCARBURES ET DES MINES which empowers ONHYM to carry out on behalf of the State the functions resulting from the provisions of section 71 of the Hydrocarbon Law;

Taking into account the shared desire of the Parties to carry out and perform the exploration for and the exploitation of hydrocarbon deposits in the Exploration Permits referred to as "Boujdour Maritime I", "Boujdour Maritime II", "Boujdour Maritime III", “Boujdour Maritime IV", “Boujdour Maritime V", “Boujdour Maritime VI" “Boujdour Maritime VII", “Boujdour Maritime VIII", “Boujdour Maritime IX", “Boujdour Maritime X", “Boujdour Maritime XI", “Boujdour Maritime XII", “Boujdour Maritime XIII", “Boujdour Maritime XIV", “Boujdour Maritime XV”, “Boujdour Maritime XVI” and “Boujdour Maritime XVII” constituting the Area of Interest as specified in Article 3 and in Appendix II of this Agreement.

NOW THE FOLLOWING HAS BEEN AGREED:

PART I ‑ PURPOSE AND TERM OF THE PETROLEUM AGREEMENT

ARTICLE 1 ‑ PURPOSE OF THE PETROLEUM AGREEMENT

1.1       The purpose of this Petroleum Agreement of which the Appendices form an integral part is to set out the rights and obligations of the Parties within the Area of Interest comprised of the Exploration Permits and any Exploitation Concession(s).

1.2       Definitions of the words, terms and phrases used in this Agreement are set forth in Appendix I attached hereto.

ARTICLE 2 - TERM AND EXPIRY OF THE PETROLEUM AGREEMENT

This Agreement shall enter into effect in accordance with the provisions of Article 25 of this Agreement and shall terminate in the following circumstances:

2.1       if there is no discovery of Hydrocarbons during the period of validity of the Exploration Permits to which this Agreement relates;

2.2       upon expiry of the period of validity of the last Exploitation Concession in production obtained pursuant to Article 5 of this Agreement or upon the total depletion of the Hydrocarbon deposit if this occurs prior to the expiry of such Exploitation Concession period;

2.3        if CONTRACTOR GROUP elects to abandon its total Participating Interest in the Exploration Permits and in the Exploitation Concession(s) in accordance with the provisions of Article 3.6 of this Agreement;

2.4       upon the termination of all of the Exploration Permits and/or all the Exploitation Concession(s) in accordance with the Hydrocarbon Code.

PART II – EXPLORATION PERMITS AND WORKS

ARTICLE 3 ‑ EXPLORATION PERMITS

3.1

3.1.1   In accordance with the Hydrocarbon Code, ONHYM and CONTRACTOR GROUP have jointly filed with the appropriate department of the Ministry in charge of Energy the applications for the following Exploration Permits referred to as "Boujdour Maritime I", "Boujdour Maritime II", "Boujdour Maritime III", “Boujdour Maritime IV", “Boujdour Maritime V", “Boujdour Maritime VI" “Boujdour Maritime VII", “Boujdour Maritime VIII", “Boujdour Maritime IX", “Boujdour Maritime X", “Boujdour Maritime XI", “Boujdour Maritime XII", “Boujdour Maritime XIII", “Boujdour Maritime XIV", “Boujdour Maritime XV”, “Boujdour Maritime XVI” and “Boujdour Maritime XVII” which together comprise the Area of Interest.

3.1.2   In accordance with the second paragraph of section 4 of the Hydrocarbon Law, the Participating Interests of the Parties in the Exploration Permits which will be granted to them by the Minister in charge of Energy are:

ONHYM                          25.00%

KOSMOS                        55.00%

CAPRICORN                   20.00%

3.2      The Exploration Permits cover an initial approximate area of 33,733.9 km2 and are delineated by their geographic co‑ordinates as detailed in Appendix II attached hereto.

3.3      The Exploration Permits shall have an overall duration of validity of eight (8) years      comprising an Initial Period of forty-eight (48) months followed by a First Extension Period of twenty-four (24) months, and a Second Extension Period of twenty-four (24) months, except if an exceptional extension is applied for by the Parties, with this being pursuant to section 24 paragraph 2 of the Hydrocarbon Law.

3.4      If during the last six (6) months of the Initial Period or the First Extension Period of the Exploration Permits, CONTRACTOR GROUP justifies the necessity to extend the duration of the above mentioned period, in order to complete the Minimum Exploration Work Program commenced, then at least three (3) months prior to the expiry of the Initial Period or the First Extension Period, CONTRACTOR GROUP shall notify ONHYM of its request for an extension, provided that the total duration of the Exploration Permits shall not exceed eight (8) years.

3.5      Applications for extensions of the Exploration Permits along with reductions in surface area shall be made in accordance with sections 22 and 24 of the Hydrocarbon Law and sections 10, 14, 15 and 16 of the Decree.

3.6     The partial or total abandonment of the Exploration Permits as well as the partial or total transfer of CONTRACTOR GROUP’s Participating Interests shall be effected in accordance with the Hydrocarbon Code and Article 22 of this Agreement.

3.7      The Parties agree that in the case where a Natural Gas Discovery is made during the validity period, but the commerciality of such discovery cannot be declared due to the non-conclusion of one or more sales contract(s) of this Natural Gas, the Parties shall file at the end of the validity period with the appropriate department of the Ministry in charge of Energy applications for one or more exploration permit(s) covering the area(s) where the discovery(ies) is(are) located. The exploration permit application(s) shall set out the minimum exploration work program which shall consist of evaluation and feasibility study(ies) of the said Natural Gas discovery(ies).  The Parties, in accordance with section 4 of the Hydrocarbon Law, shall sign a petroleum agreement in respect of the said exploration permit or exploration permits the provisions of which, with the exception of the minimum exploration work program, shall be in accordance with this Petroleum Agreement.

ARTICLE 4 ‑ EXPLORATION WORKS

4.1       DEFINITION OF THE EXPLORATION WORKS

4.1.1    Exploration Works shall mean all exploration and appraisal operations which seek to establish the existence of Hydrocarbons in commercially exploitable quantities, conducted in, or related to the Area of Interest in the context of both the Exploration Permits and the Exploitation Concession(s), whether these operations are carried out inside or outside of Morocco.

4.1.2    Exploration Works include but are not limited to the following:

i)     hydrographic, geodesic, meteorological and topographic studies and surveys (if these operations are necessary for the Exploration Works) and, in the case of appraisal works, operations needed to determine the limits and the productive capacity of a Hydrocarbon deposit in order to assist in making a decision whether or not to develop such Hydrocarbon deposit;

ii)    geological and geophysical studies and surveys;

iii)   studies and surveys aimed at determining the locations of exploration and appraisal wells;

iv)   drilling operations regarding exploration and appraisal wells;

v)    tests and studies for the appraisal of reservoirs.

4.2       During the period of validity of the Exploration Permits, CONTRACTOR GROUP  undertakes to perform at the least the following Minimum Exploration Work Program and, subject to the conditions and the schedule detailed below, to devote sufficient funding thereto in accordance with the conditions and the schedule set out below:

4.2.1    CONTRACTOR GROUP undertakes during the Initial Period of forty-eight (48) months from the Effective Date to carry out the following Minimum Exploration Work Program:

-       Acquisition, interpretation and PSDM processing of a 3D seismic survey of five thousand (5,000) to seven thousand five hundred (7,500) square kilometers.

-       Technical work: Technical work to be performed during the course of the Initial Period shall include completion of the PSDM processing of the existing and newly acquired 3D seismic data, as well as its interpretation, and an updated petroleum systems analysis.

The budget and the Minimum Expenditure Obligation for the Minimum Exploration Work Program during the forty-eight months of the Initial Period is twenty-five million US Dollars ($U.S. 25,000,000).

Data relating to the technical work and the 3D seismic acquisition and processing, and all data which stems therefrom shall be delivered to ONHYM.

4.2.2    If CONTRACTOR GROUP elects pursuant to section 15 of the Decree, to enter into the First Extension Period of twenty-four (24) months duration, CONTRACTOR GROUP shall during such period drill one (1) exploration well and, if CONTRACTOR GROUP so decides, one (1) additional exploration well or appraisal well. Any exploration well will be drilled to a minimum depth of 2,000 meters below the sea floor or to such depth as formations of Jurassic ages are encountered, whichever of such objectives is achieved first. The objectives of the exploration or appraisal drilling will be confirmed by common agreement during a meeting of the management committee. The corresponding Minimum Expenditure Obligation is fifty million U.S. Dollars ($ U.S. 50,000,000).

Notwithstanding the foregoing, the Parties further agree that, if during the execution by the Operator of the drilling of each of the wells set out in the first paragraph of this Article 4.2.2, technical difficulties such as the presence of impenetrable substances or strata, or unsafe conditions are encountered, and which the Operator is not able to overcome using good and prudent oil field practices in accordance with international oilfield standards, such event shall be considered a Force Majeure event for the purpose of this Agreement. In the event of Force Majeure arising in accordance with this Article4.2.2 and Article 19 then Operator shall notify the management committee that an event of Force Majeure has so arisen, and which matter must be deemed to be an Urgent Operational Matter, and be voted on within twenty four (24) hours following receipt of said notification. If the management committee votes to approve the Operator’s proposal, then it may cease operations, and the drilling of the well where such difficulties were encountered shall be deemed completed.

4.2.3    If CONTRACTOR GROUP elects, pursuant to section 15 of the Decree, to enter into the Second Extension Period of twenty-four (24) months duration, CONTRACTOR GROUP shall during such period drill one (1) exploration well or appraisal well and, contingent on CONTRACTOR GROUP election, one (1) additional exploration well or  appraisal well. Any exploration well will be drilled to a minimum depth of 2,000 meters below the sea floor or to such depth as formations of Jurassic ages are encountered, whichever of such objectives is achieved first. The objectives of the exploration or appraisal drilling will be confirmed by common agreement during a meeting of the management committee. The corresponding Minimum Expenditure Obligation is fifty million U.S. Dollars ($ U.S. 50,000,000).

Notwithstanding the foregoing, the Parties further agree that, if during the execution by the Operator of the drilling of each of the well set out in the first paragraph of this Article 4.2.3, technical difficulties such as the presence of impenetrable substances or strata, or unsafe conditions are encountered, and which the Operator is not able to overcome using good and prudent oil field practices in accordance with international oilfield standards, such event shall be considered a Force Majeure event for the purpose of this Agreement. In the event of Force Majeure arising in accordance with this Article 4.2.3 and Article 19, then Operator shall notify the management committee that an event of Force Majeure has so arisen, and which matter must be deemed to be an Urgent Operational Matter, and be voted on within twenty four (24) hours following receipt of said notification. If the management committee votes to approve the Operator’s proposal, then it may cease operations, and the drilling of the well where such difficulties were encountered shall be deemed completed.

4.2.4    The Parties agree that all expenses incurred in the performance of Exploration Works shall be borne entirely by CONTRACTOR GROUP with no reimbursement by ONHYM. All such expenses shall be considered as exploration costs incurred by CONTRACTOR GROUP.

4.2.5    All Exploration Works performed and expenses incurred by CONTRACTOR GROUP in respect thereto after the Effective Date of this Agreement shall be taken into account, in their entirety, in the evaluation of the fulfilment of the Minimum Exploration Work Program and the Minimum Expenditure Obligation. Performance of the Minimum Exploration Work Program shall be considered as the performance of the Minimum Expenditure Obligation.

It is understood between the Parties that the Minimum Exploration Work Program of the First Extension Period is limited to the drilling of one exploration well, and that the Minimum Exploration Work Program of the Second Extension Period is limited to the drilling of one exploration well or one appraisal well.  The additional well, which may be drilled at the option of the CONTRACTOR GROUP during the First Extension Period or the Second Extension Period, is optional and shall not serve to create an additional element of the Minimum Exploration Work Program for such period.

Furthermore, if and insofar as any Exploration Work in the Minimum Exploration Work Program detailed in Articles 4.2.2 and 4.2.3 above has been carried out by CONTRACTOR GROUP prior to the commencement of any of the Extension Periods, such Exploration Work may be credited for the purposes of Articles 4.2.2 and 4.2.3 above.

However, if and insofar as CONTRACTOR GROUP has carried out the Exploration Work as set out in Articles 4.2.2 and 4.2.3 above prior to the commencement of any of the Extension Periods and if CONTRACTOR GROUP decides to enter into the following Extension Period, CONTRACTOR GROUP and ONHYM will file an application to enter into the First Extension Period, and/or the Second Extension Period together with the Minimum Exploration Work Program which will be conducted within the Area of Interest during such Extension Period.

4.2.6    No later than the date of signature of this Agreement, OPERATOR shall provide to ONHYM a bank guarantee which form is acceptable to ONHYM and issued by a Moroccan bank or a foreign bank that has an agency in Morocco ("Guarantee"). This Guarantee will be irrevocable after the date of its entry into force. The amount of the Guarantee will be equal to twenty-five percent (25%) of the Minimum Expenditure Obligation of the Initial Period.

Furthermore, as soon as CONTRACTOR GROUP informs ONHYM of its decision to carry out the Exploration Works of the First Extension Period and of the Second Extension Period, as set out in Articles 4.2.2 and 4.2.3 above, OPERATOR will provide ONHYM with a Guarantee for each given period in the same terms as set out in Article 4.2.6 above, except that the amount of each given Guarantee shall be equal to thirty percent (30%) of the Minimum Expenditure Obligation for the First Extension Period and for the Second Extension Period, respectively. The Guarantee shall be reduced to a residual amount of five hundred thousand U.S. Dollars ($ U.S. 500,000) when the CONTRACTOR GROUP has satisfied the Minimum Exploration Work Program for the Initial Period, the First Extension Period, and the Second Extension Period, as applicable.

Notification of the reduction of the Guarantee to the residual amount of five hundred thousand U.S. Dollars ($ U.S. 500,000) shall be notified by ONHYM to the bank, once OPERATOR has remitted to ONHYM all data and documentation relating to the exploration works carried out within the Area of Interest.

Notification of the Release of the Guarantee shall be notified by ONHYM to the bank, once OPERATOR has completed the then current training program, and/or made the payment of any cumulative remaining amount to ONHYM, as described in Article 9.3 below.

4.2.7    If CONTRACTOR GROUP has not completed the Minimum Exploration Work Program, totally or partially, within the period for which it had undertaken to perform such work, except in the case of non-execution due to a Force Majeure event, it will pay an amount equal to the Minimum Expenditure Obligation, for said period for the totality of the Minimum Exploration Work Program.

It is understood that upon payment thereof, CONTRACTOR GROUP shall be deemed to have satisfied its obligations in respect of the Minimum Exploration Work Program for said period.

Subject to the above, it is understood and expressly agreed that it is the accomplishment of the Minimum Exploration Work Program and not the expenditures associated with the Minimum Expenditure Obligation which shall determine the accomplishment by the CONTRACTOR GROUP  of the commitments resulting from this Agreement.

4.2.8    ONHYM shall have the right to audit the expenditures pertaining to the Exploration Work undertaken during the course of the Initial Period and of all Extension Periods in accordance with the terms agreed between the Parties in the Association Contract.

4.3        The income from the Hydrocarbons produced by CONTRACTOR GROUP during testing, performed prior to the application for the relevant Exploitation Concession being filed by the Parties, shall, following recovery by CONTRACTOR GROUP of the costs incurred in the performance of the Operations relating to such production testing, be shared by the Parties pro rata to their respective Participating Interests as noted in Article 5.2 below.

PART III – EXPLOITATION CONCESSION

ARTICLE 5 ‑ HYDROCARBON EXPLOITATION

5.1       In accordance with the provisions of section 27 of the Hydrocarbon Law, the discovery of a commercially exploitable Hydrocarbon deposit shall give ONHYM and CONTRACTOR GROUP the right to obtain, at their request, an Exploitation Concession covering all of the area of said deposit. The maximum term of validity of the Exploitation Concession shall be for twenty‑five (25) years. However, one single exceptional extension, not to exceed ten (10) years, may be granted upon application by ONHYM and/or CONTRACTOR GROUP, as the case may be, if a reasonable and cost‑effective exploitation of the deposit is so justified in the opinion of the Parties requesting an extension.

5.2       At the Effective Date, the undivided Participating Interests of the Parties in any Exploitation Concession shall be as follows:

ONHYM                                   25%

KOSMOS                                  55%

CAPRICORN                             20%

5.3      In the event that a Party elects not to apply for an Exploitation Concession, the sole risk procedures agreed by the Parties, in the Association Contract, shall apply.

5.4      Expenses incurred after the effective date of the Exploitation Concession for the Development and Exploitation Works shall be funded by the Parties in proportion to their respective Participating Interests as fixed in Article 5.2 above.

5.5      In the event that a discovery is declared a commercial discovery, as defined in section 28 of the Hydrocarbon Law, all costs relating to the preparation of the Development Plan shall be considered as forming part of the Development and Exploitation Works and shall be funded by the Parties in proportion to their respective Participating Interests as fixed in Article 5.2 above.

5.6      ONHYM, KOSMOS and CAPRICORN, each being the sole owner at the Crude Oil Delivery Point of their respective Participating Interests in the Crude Oil produced from each Exploitation Concession, shall have the right to separately use, lift, freely market and freely export their share of the Available Crude Oil, subject to the terms of this Article 5.6 and Article 5.7 below:

5.6.1    Not later than ninety (90) days before commencement of production from the Exploitation Concession, the Parties shall sign an agreement (the "Lifting Agreement") the terms of which shall govern and specify the modalities for the separate lifting of Crude Oil by the Parties. The Lifting Agreement shall detail, inter alia, terms relating to each Party's share in the Crude Oil, the timetable for lifting nominations for each one of the Parties, under/overlift provisions, cargo procedures, vessel capacity acceptance procedures and failure to lift provisions.

5.6.2    Pursuant to section 41 of the Hydrocarbon Law, CONTRACTOR GROUP shall contribute to the needs of the domestic market under the conditions set out in Article 5.6.3 below.

If the State so decides, then ONHYM shall have the right to purchase, at the Crude Oil Delivery Point, a portion of the quantity of Crude Oil to which CONTRACTOR GROUP is entitled. Subject to Article 5.6.3, ONHYM shall give CONTRACTOR GROUP not less than six (6) calendar months' written notice, stating the quantity of Crude Oil it intends to lift.

5.6.3    The quantity of Crude Oil that CONTRACTOR GROUP shall be required to offer for sale to the domestic market shall be either twenty percent (20%) of the share of Crude Oil to which CONTRACTOR GROUP is entitled, or the portion of the domestic market deficit that CONTRACTOR GROUP's share of the Crude Oil production under this Agreement bears to the aggregate production of Crude Oil from all the petroleum agreements in Morocco, whichever is the smaller. The domestic market deficit will take into account the share of Crude Oil to which ONHYM is entitled.

5.6.4    The price to be paid to CONTRACTOR GROUP for such sales of Crude Oil under Articles 5.6.2 and 5.6.3 shall be the Market Price, which shall be paid in accordance with the provisions of an agreement to be executed relating to the sale of Crude Oil.  The provisions of such agreement will be in accordance with those normally found in Crude Oil sales agreements for FOB transactions on normal international trade terms.

5.6.5    Failure by ONHYM to make payment in accordance with the terms of the Crude Oil sales agreement shall, in addition to the default provisions of the Crude Oil sales agreement, result in the suspension of deliveries by CONTRACTOR GROUP to ONHYM, under Article 5.6.2, until such time as all outstanding payments for Crude Oil sales have been settled in accordance with the terms of the Crude Oil sales agreement.

5.7       If Natural Gas (either associated or non‑associated) is discovered in potentially commercial quantities, then CONTRACTOR GROUP and ONHYM shall study the domestic and foreign markets for such gas.

ARTICLE 6 ‑ MARKET PRICE

6.1       The Parties accept that the Market Price used to calculate the royalty in cash that is payable under Article 11 and the corporate tax will be calculated under section 46 of the Hydrocarbon Law.

6.2       The Market Price for Crude Oil provided in Article 6.1 above shall be a fair market price which would be achieved by CONTRACTOR GROUP at the Crude Oil Delivery Point for FOB sales on normal international market terms, in a freely convertible currency, not involving barter or other remuneration, for a cargo of Crude Oil from the Exploitation Concession for the relevant loading date range in question, taking into account sales of Crude Oil from the Exploitation Concession and sales of similar grades of crude oil, due allowance being made for quality, location, dates and all relevant factors.

6.3        If the STATE and CONTRACTOR GROUP fail to agree on Market Price for any Crude Oil for any calendar month by at least fifteen (15) days after the end of that calendar month, either the STATE or CONTRACTOR GROUP may, providing notice has been provided to the other Party, promptly submit the matter to a single arbitrator designated by the International Chamber of Commerce (I.C.C.) to determine the price per Barrel which, in the arbitrator's opinion, best represents for the pertinent calendar month the Market Price of that Crude Oil. The arbitrator's decision shall be issued within thirty (30) days from the date of his appointment and shall be final and binding on the Parties.

6.4       The Market Price for Natural Gas shall be the actual price obtained by the Parties pursuant to a long-term Natural Gas sale agreement.

PART IV – THE PARTIES’ OBLIGATIONS

ARTICLE 7 ‑ APPLICABLE LAW

7.1       Exploration Works and Development and Exploitation Works in the Area of Interest shall be performed in accordance with the provisions of this      Agreement until its expiry, in accordance with the Hydrocarbon Code, and the laws and regulations of Morocco which are in effect at the date of its signing.

7.2       This Agreement shall be governed and interpreted in accordance with Moroccan laws.  Without prejudice to the foregoing, the principles and customs of the international petroleum industry may be applied in the interpretation of this Agreement.

ARTICLE 8 – SUPERVISION AND ASSISTANCE

8.1      The Parties, in accordance with the provisions of the Hydrocarbon Code, are subject to the provisions concerning the supervision by the administration of their activities relating to Hydrocarbons Exploration Works and Development and Exploitation Works.

8.2      ONHYM shall provide all necessary and appropriate assistance for the obtaining of any authorizations and approvals necessary for the performance of the obligations stemming from the Exploration Permits and from the present Agreement.

8.3      ONHYM shall give all necessary assistance to the Parties applying for an Exploitation Concession, to obtain any authorisations or approvals required for the construction of facilities and pipelines to exploit the Hydrocarbon discovery within the Exploitation Concession, as well as for the construction of such facilities necessary for Development Works located outside the boundaries of the Exploitation Concession but within the jurisdiction of Morocco.

ARTICLE 9 – PROFESSIONAL TRAINING

9.1        As of the Effective Date of this Agreement, CONTRACTOR GROUP shall contribute to the training of staff and technicians from the national oil industry an amount of one hundred fifty thousand U.S. Dollars ($ U.S. 150,000) for each twelve (12) month period during the term of validity of the Exploration Permits and the first Exploitation Concession deriving from the Exploration Permits. CONTRACTOR GROUP shall contribute a further thirty thousand U.S. Dollars ($ U.S. 30,000) for each twelve (12) month period for each additional Exploitation Concession up to a maximum aggregate amount of two hundred fifty thousand U.S. Dollars ($ U.S. 250,000) for each twelve (12) month period.

9.2        The training programs and any associated costs shall be established by agreement between ONHYM and CONTRACTOR GROUP. The training programs as well as the mode and payment schedule for such contributions will be established by agreement between the Parties, and shall include the costs of any training organized by CONTRACTOR GROUP which is taken by staff and technicians from the national oil industry.

9.3        If KOSMOS and/or CAPRICORN should withdraw from the present Agreement, the withdrawing Party(ies) must fulfill, or cause to be fulfilled, any then current training obligation, but will not be required to contribute to training programs other than to the then current training program. It is moreover understood that any cumulative remaining amount from annual training budgets will be paid by the Operator to ONHYM upon the written request of ONHYM and pursuant to such written request. After the completion of the then current training program, and/or after the payment of said cumulative remaining amount to ONHYM, ONHYM shall release any residual amount of the Guarantee, provided that the Operator has furnished ONHYM with all data and documentation relating to the Exploration Works carried out in the Area of Interest, as described in Article 4.2.6 above.

9.4        All training expenses incurred by CONTRACTOR GROUP during the term of validity of the Exploration Permits and the Exploitation Concession(s) held jointly with ONHYM in the context of this Agreement shall be considered as exploration or exploitation costs, as the case may be, in the Area of Interest, for the purposes of section 47 of the Hydrocarbon Law.

ARTICLE 10 –SAFETY AND ENVIRONMENT

10.1     The Parties shall conduct all of the Exploration Works and the Development and Exploitation Works according to the rules of safety and of protection of the environment, in accordance with section 38 of the Hydrocarbon Law and sections 32 and 33 of the Decree.

10.2     Except for any possible damage which may have been caused by operations exclusively conducted by CONTRACTOR GROUP during the term of validity of the Area of Interest covered by the exploration permits Cap Boujdour Offshore I through XV which expired on March 5, 2016, ONHYM shall guarantee and hold harmless CONTRACTOR GROUP from and against all claims for loss or damage arising as a consequence of the operations conducted within the Area of Interest prior to the Effective Date of this Agreement.

PART V – FISCAL PROVISIONS

ARTICLE 11 – ANNUAL ROYALTY

11.1     Annual royalty rate

Each Party shall pay to the State an annual royalty on the value of its Participating Interest in the Net Share of Hydrocarbons Production according to the following basis:

CRUDE OIL

•     For any Exploitation Concession with a water depth less than or equal to 200 meters:

The first 300,000 tons produced in each Exploitation Concession are exempted from the annual royalty payment;

All production exceeding 300,000 tons in each Exploitation Concession is subject to an annual royalty charge of 10%.

•     For any Exploitation Concession with a water depth greater than 200 meters:

The first 500,000 tons produced in each Exploitation Concession are exempted from the annual royalty payment;

All production exceeding 500,000 tons in each Exploitation Concession is subject to the annual royalty charge of 7%.

NATURAL GAS

•     For any Exploitation Concession with a water depth less than or equal to 200 meters:

The first 300 million m3 produced in each Exploitation Concession are exempted from the annual royalty payment;

All production exceeding 300 million m3 in each Exploitation Concession is subject to an annual royalty charge of 5%.

•     For any Exploitation Concession with a water depth greater than 200 meters:

The first 500 million m3 produced in an Exploitation Concession are exempted from the annual royalty payment;

All production exceeding 500 million m3 in each Exploitation Concession is subject to the annual royalty charge of 3.5%.

11.2     Methods of payment of the annual royalty

The STATE reserves the right to be paid in kind or in cash. Any decision by the STATE to modify its choice of payment method must be communicated to each of the Parties in writing at least six (6) calendar months prior to the effective date of such a change.

11.2.1 The Crude Oil and/or Natural Gas prices which shall be used to determine the amount of the advances of the annual royalty as specified in Article 11.2.2 below, if payable in cash, shall be based on the Market Price applicable during the calendar month to which such advances relate as defined in Article 6 herein.

11.2.2 If the STATE elects to be paid in cash, then on or before 31 July and 31 January of each calendar year, each of the Parties shall pay the STATE advances on the annual royalty for that amount of Net Hydrocarbon Production produced during the immediately preceding semesters, ending 30 June and 31 December of the calendar year in question, provided that Hydrocarbons were produced in the Exploitation Concession during the applicable semester.  The amount of the semestrial advance shall be estimated by each of the Parties on the basis of the production and by using the Market Price referred to in Article 11.2.1 of this Agreement.

11.2.3 Within ninety (90) days following the end of each calendar year, each Party shall submit to the STATE the final annual royalty declaration and shall then settle the difference between the actual amounts due and the estimated semestrial payments made for the calendar year in question.  If the estimated semestrial payments are greater than the final amount due, the difference shall be deferred as a credit against the annual royalty for the next calendar year.

ARTICLE 12 –CORPORATE TAX

12.1.    In accordance with Article 5 of the Code Général des Impôts instituted by finance law n° 43-06 for the 2007 financial year, promulgated by dahir n° 1-06-232 of 10 Hijja 1427 (31 December 2006), as amended and completed (“Code Général des Impôts”),   and in accordance with Sections 46, 47, 48 and 49 of the Law, each of the Parties shall calculate and pay the STATE the corporate income tax, utilizing the Market Prices determined pursuant to Article 6.

12.2.    In accordance with Article 6-II-B-2° of the Code Général des Impôts,  each of the Parties shall benefit from a total exemption from the Corporate Income Tax for a period of ten (10) consecutive years for each Exploitation Concession starting from the date of commencement of regular production from such Exploitation Concession.

ARTICLE 13 - CUSTOMS

Each of the Parties, their contractors and sub-contractors shall benefit from the customs regime specified in Sections 50, 51 and 52 of the Hydrocarbon Code.

ARTICLE 14 - FOREIGN EXCHANGE AND OTHER FISCAL PROVISIONS

14.1     In accordance with article 6-I-C-1 of the Code Général des Impôts, and with the provisions of Sections 53 to 58, 60 and 62 of the Hydrocarbon Law, each of the Parties, when appropriate, shall benefit from measures relating to the foreign exchange regime, and the withholding at source on proceeds from shares, capital stock and similar revenues.

14.2     In accordance with section 6-I-A-31° of the law n°47-06 dated 30 November 2007 relating to local taxation, each of the Parties shall benefit from the total exemption of the business tax, and in accordance with the provisions of section 41-3° of the law n°47-06, the Parties are exempted from the un-built urban areas tax.

14.3     In accordance with the provisions of articles 92-I-40° and 123-41° of the Code Général des Impôts and the provisions of Section 61 of the Hydrocarbon Law, each of the Parties, their contractors and sub-contractors shall benefit from exemption from the value-added tax on goods and services acquired in the local market or imported from abroad.

14.4     Withholding tax will apply to payments for services provided by all foreign companies in accordance with the provisions of articles 4-III, 15, 19-IV-B and 160 of the Code Général des Impôts, and in accordance with any conventions with a view to avoiding double taxation on such foreign company.

14.5     CONTRACTOR GROUP shall pay the application fees for the grant and extensions of the Exploration Permits.

14.6     Each of the Parties shall pay its proportional share of the annual surface rental of one thousand Dirham (1,000 DH) per square kilometer on all Exploitation Concession(s).

ARTICLE 15 – BONUSES

15.1     CONTRACTOR GROUP undertakes to pay the STATE, for each discovery declared a Commercial Discovery by the Parties pursuant to Article 5.8.4 of the Association Contract, a discovery bonus of an amount of one million U.S. Dollars ($ U.S. 1,000,000) in accordance with the following terms:

•     five hundred thousand U.S.  Dollars ($ U.S. 500,000) is to be paid within thirty (30) days of the declaration of the Commercial Discovery;

•     the remaining amount of five hundred thousand U.S. Dollars ($ U.S. 500,000) is to be paid:

•     When the discovery is a Commercial Discovery of Crude Oil, within thirty (30) days of the conclusion of the first sale contract of production from such Commercial Discovery;

•     When the discovery is a Commercial Discovery of Natural Gas, within thirty (30) days of the first delivery to the purchaser of Natural Gas produced from such Commercial Discovery.

15.2     In addition, CONTRACTOR GROUP shall pay the STATE the corresponding bonuses payable within thirty (30) days of the end of the month in which the following cumulative levels of its share of production from all Exploitation Concessions are first reached and maintained for thirty (30) consecutive days:

Fifty thousand (50,000) BOE per day: a payment of one million U.S. Dollars ($ U.S. 1,000,000);

One hundred thousand (100,000) BOE per day: a payment of two million U.S. Dollars ($ U.S. 2,000,000);

Two hundred thousand (200,000) BOE per day: a payment of three million U.S. Dollars ($ U.S. 3,000,000).

Three hundred thousand (300,000) BOE per day: a payment of four million U.S. Dollars ($ U.S. 4,000,000).

For the purposes of this Article 15, the quantities of Hydrocarbons used within the perimeter of the Exploitation Concession for the purposes of the direct or assisted exploitation of the deposit shall not be taken into consideration for the calculation of the above bonuses.

For the purposes of this Agreement, BOE, means 5,800 standard cubic feet of Natural Gas per standard barrel at fifteen (15) degrees Celsius and one thousand and thirteen point two five (1,013.25) mbar.

15.3     All the bonuses paid in accordance with Articles 15.1 and 15.2 by CONTRACTOR GROUP when a Commercial Discovery has been declared and during the term of validity of any Exploitation Concession held jointly with ONHYM under this Agreement shall be considered as exploration and/or exploitation costs deductible for the purposes of section 47 of the Hydrocarbon Law.

PART VI – MISCELLANEOUS PROVISIONS

ARTICLE 16 ‑ ASSOCIATION CONTRACT

16.1     Simultaneously with the signing of this Petroleum Agreement, the Parties as applicants for the Exploration Permits shall sign an Association Contract in order to:

16.1.1  set out the appropriate procedures to enable the Parties to jointly and successfully perform the Exploration Works and the Development and Exploitation Works relating to the Area of Interest as specified in this Petroleum Agreement.

16.1.2  set out the necessary procedures to secure the sound conduct of Joint Operations and Sole Risk Operations as the case may be, and to manage the relationships between the Parties.

16.1.3  define and set out the rights, benefits, obligations and liabilities of each Party in accordance with their Participating Interests under the Association Contract and as defined thereunder.

ARTICLE 17 ‑ THE OPERATOR

17.1    KOSMOS is hereby designated as Operator for the conduct of all the operations and activities in respect of the Exploration Permits and the Exploitation Concession(s) which will derive from the said Exploration Permits, until the creation of a Joint Operating Company or until such time as it ceases to be Operator in accordance with the provisions of the Association Contract.

17.2    The rights and duties of the Operator are detailed in the Association Contract. The Operator shall, unless otherwise agreed by the Parties or provided herein, give notice on behalf of the Parties to the STATE under this Agreement and represent the Parties in discussions with the STATE or any other Moroccan authorities, in accordance with the provisions of the Association Contract.

ARTICLE 18 ‑ CONFIDENTIALITY

18.1     Subject to the provisions of this Agreement, each of the Parties agrees that all information and data acquired or obtained by any Party in respect of Joint Operations shall be considered confidential and each of the Parties shall keep confidential and not disclose any information or data acquired or obtained in respect of Joint Operations during the term of the Agreement to any person or entity not a party to this Agreement, except:

i)           To the Ministry in charge of energy;

ii)          to a Subsidiary, provided such Subsidiary maintains confidentiality as provided in this Article 18;

iii)         to any other governmental entity as required by this Agreement;

iv)         to the extent that such information and data is required to be provided in accordance with any applicable laws or regulations, or pursuant to any legal proceedings or as a result of an order of any court binding upon a Party;

v)          to any contractor, business, consultant or attorney whether prospective or actual, employed by any Party where disclosure of such information or data is essential to the proper performance of such contractor, business, consultant or attorney's work;

vi)         to a prospective bona fide transferee of a Party's Participating Interest (including an entity with whom a Party or its Subsidiaries are conducting bona fide negotiations directed toward a merger, consolidation or sale of a majority of its or a Subsidiary's shares);

vii)        to a bank or other financial institution or to an insurance company, to the extent necessary for a Party to arrange for funding; or insurance coverage;

viii)       to the extent such data and information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Subsidiaries;

ix)         to its respective employees for the purposes of Joint Operations, subject to each Party taking usual precautions to ensure that such data and information remains confidential;

x)          any data or information which, through no fault of a Party, becomes a part of the public domain; and

xi)         any data or information which the Parties have agreed to release into the public domain.

Any disclosure as pursuant to Article18.1 (i), (iv), (v), and (vi) shall not be made unless, prior to such disclosure, the disclosing Party has obtained a written undertaking from the recipient to keep the data and information strictly confidential for at least three (3) years after the termination of this Agreement.

18.2     Continuing Obligations

Any Party constituting CONTRACTOR GROUP, ceasing to be a Party to this Agreement, shall nonetheless remain bound by the confidentiality obligations set out in Article 18.1 and any dispute shall be resolved in accordance with Article 20.

18.3      Data trades

Notwithstanding the foregoing provisions of this Article 18, Operator may make data trades including in respect of data on the wells, for the benefit of the Parties, any data obtained in this way being provided to all Parties who participated in the cost of the data that was traded. Operator shall ensure that any third party to such trade shall sign a commitment to keep the traded data confidential.

18.4      Public Announcements

If any Party wishes to issue or make any new public announcement or statement regarding this Agreement and/or the Association Contract it is imperative that it shall not do so unless, prior thereto, it provides all the Parties with a copy of such announcement or statement and obtains the written approval of the other Parties. Notwithstanding any failure to obtain such approval by all Parties, after three (3) business days from the date at which such announcement or statement was received by the Parties, such Party may issue or make any such public announcement or statement if it is absolutely necessary to do so in order to comply with an applicable law, the regulations of a recognized stock exchange, the Securities Exchange Commission of the United States of America, or any oversight body governing such Party.

Notwithstanding the above, the Parties agree that if it is absolutely necessary to make an announcement or public statement prior to the expiration of the three (3) business days noted in the above paragraph, with this being so in order to comply with an applicable law, the regulations of a recognized stock exchange, the Securities Exchange Commission of the United States of America, or any oversight body governing KOSMOS and/or CAPRICORN, KOSMOS and/or CAPRICORN, as the case may be, shall simultaneously notify and send the information to be published to ONHYM and to the entity to whom the information is transmitted.

Any disputes which may arise as a result of any Party failing to comply with its confidentiality obligations regarding public announcements shall be resolved in accordance with Article 20.

ARTICLE 19 ‑ FORCE MAJEURE

19.1     The non-performance by one of the Parties of any one of its obligations, with the exception of non‑payment of any of the due amounts, shall be excused to the extent that any such non‑performance results from a Force Majeure event. Force Majeure shall be interpreted as meaning any event which is normally beyond the control of the Party, because that Party is not in a position to either prevent it or overcome it by exercising reasonable diligence and by incurring reasonable expenses as measured by oil industry standards.

19.2     The Party that deems itself unable to fulfill its obligations by reason of Force Majeure event, shall advise the other Parties thereof in writing as soon as possible. The Parties shall consider what steps should be taken to ensure a return to a position in which the provisions of this Agreement can be carried out.

19.3     During any time period in which operations cannot be performed due to a Force Majeure event, the works set out in the Minimum Exploration Work Program or production activities, as the case may be, shall be postponed and will only recommence after the period of Force Majeure has ended.

19.4     Once the period of Force Majeure has ended, the validity period of the Exploration Permits and Exploitation Concessions will resume as if no Force Majeure event had occurred, provided however that the term of such validity period shall be extended by a period equal to the period of the Force Majeure.

ARTICLE 20 – ARBITRATION

20.1   If any dispute arises out of or in connection with this Agreement, the Parties shall use all reasonable endeavours to come to an amicable and equitable settlement. If such settlement cannot be reached within the ninety  (90) days following the date upon which one of the Parties has notified the other, the Parties shall refer the matter to arbitration as defined below.

20.2   With the exception of disputes relating to the determination of the Market Price, which shall be settled in accordance with Article 6, all disputes, including the failure to restore an economic stability in accordance with Article 21, arising out of or in connection with this Agreement and which have not been amicably resolved as provided in Article 20.1, shall be definitively settled by arbitration before the International Centre for the Settlement of Investment Disputes (ICSID). If, for whatever reason, the dispute does not fall within the jurisdiction of ICSID, it shall then be submitted to arbitration under the Rules for Arbitration of the International Chamber of Commerce (ICC).

20.3   The arbitration tribunal shall be composed of three (3) arbitrators, one to be appointed by CONTRACTOR GROUP and one by  ONHYM and the third arbitrator, who shall chair the arbitration tribunal, appointed by agreement between the first two arbitrators. If there is any difficulty in appointing an arbitrator, such arbitrator shall be appointed by the President of the Administrative Council of ICSID (or, if the arbitration is being conducted under the rules of ICC, by the President of the ICC Arbitration Court) on the application of any Party. The arbitration tribunal shall apply Moroccan law as in force on the date of this Agreement and generally accepted practice in the petroleum industry.

20.4   Any arbitration proceeding shall take place in Paris (France) and shall be conducted in the French language.

20.5   It is agreed that recourse to arbitration shall be made directly by one Party by notice to ICSID (or ICC) with a copy to the other Parties, without the necessity to pursue administrative or legal proceedings. The Parties expressly agree that the arbitrational judgment shall be final and binding and that it may be recognised or enforced by any court of competent jurisdiction, in accordance with Article 54 of the ICSID Convention or the ICC Rules as the case may be.

20.6   The Parties hereby irrevocably and unequivocally undertake to comply with any award rendered by an arbitration tribunal constituted pursuant to this Agreement.

20.7   Each Party shall bear all costs and expenses incurred by it relating to the arbitration but the costs of the arbitration tribunal shall be borne by the Party against which a judgment is awarded.

ARTICLE 21 – ECONOMIC STABILITY OF CONTRACTOR GROUP

21.1     The terms and conditions of this Petroleum Agreement are agreed on the basis of the legislation and regulations of the Kingdom of Morocco in force at the date of signature and it is on this basis that CONTRACTOR GROUP is making its investments.

21.2     In the event that a change in the applicable law would affect the economic and financial conditions of CONTRACTOR GROUP with regard to this Agreement existing at the Effective Date, following notice from the Operator, ONHYM shall, within ninety (90) days of the date when such change will take effect, make every effort to preserve or re‑establish the economic and financial conditions which existed for CONTRACTOR GROUP at the Effective Date and shall, in particular, propose amendments to this Agreement and/or negotiate in all good faith the proposals which may be subsequently made in this context by CONTRACTOR GROUP. Any decision will take account of the effects of any changes since the date of application.

ARTICLE 22 ‑  ASSIGNMENT AND TRANSFER OF RIGHTS AND OBLIGATIONS

22.1     Subject to Article 22.2, the Parties shall have the right to assign all or part of their Participating Interest in the Exploration Permits and/or any Exploitation Concession under this Petroleum Agreement in accordance with the Hydrocarbon Code.  In the event any Party comprising the CONTRACTOR GROUP desires to farmout a portion of its Participating Interests in Exploration Permits and/or any Exploitation Concession under this Petroleum Agreement, such Party and ONHYM will collaborate in the farmout process undertaken by such Party.  ONHYM will participate in the preparation of the corresponding promotional material and will also be involved in the roadshow and in marketing meetings to prospective assignees.  Furthermore, such Party must obtain approval from the Minister in charge of Energy and ONHYM pertaining to the prospective assignee before any assignment is effective.

If such a transfer takes place, the Parties shall enter into an amendment to this Agreement to recognize the new Percentage Interests and the corresponding commitments.

22.2     During the period of validity of the Exploration Permits, ONHYM will not assign its rights hereunder except for an assignment to CONTRACTOR GROUP or if the Moroccan State nominates another entity to hold such rights on the STATE's behalf.  Any such entity shall be subject to a similar restriction on assignment of the rights it acquires hereunder.

22.3     In the event of an assignment between a CONTRACTOR GROUP Party and its Subsidiaries, such assignment shall be carried out in accordance with the Hydrocarbon Code.

22.4     In the event that there is an assignment to a third party, such assignment shall require the prior approval of the Minister in charge of Energy in accordance with the Hydrocarbon Code, before it can be effective. Notwithstanding the foregoing and for the avoidance of doubt, the Parties agree and acknowledge that any surety, mortgage, charge, lien, hypothecation or encumbrance, by way of security of its participating interest under the Exploration Permits will require only notification to the Minister in charge of Energy.

ARTICLE 23 – NOTICES

All notices which must, or may, be given in accordance with the Hydrocarbon Code and this Agreement, shall be made in writing in English, and in French where such notice is required to be sent to the Minister in charge of Energy or any other ministerial department and delivered in person or by registered post or by courier post or electronic means of transmitting written communications with confirmation of receipt, and addressed to the Parties noted below. Oral communication shall not constitute notice for the purposes of this Agreement. Initial notice given pursuant to the provisions of this Agreement shall be deemed delivered only when received by the Party to whom such notice is addressed, and the timeframe for such Party to deliver any notice in response to such initial notice shall run from the date on which the initial notice is received. A second notice or a notice by way of response shall be deemed delivered when received. For the purposes of this Article, the term "received" in respect of a written notice delivered pursuant to this Agreement shall mean the actual delivery of the notice to the address of the Party to be notified, specified in accordance with this Article. Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address by giving written notice to all other Parties.

These notices shall be addressed to:

To:	Ministry of Energy, Mines, Water and Environment
Attention:	Monsieur Le Ministre
B.P. 6208 – Rabat Instituts
Haut Agdal Rabat – MAROC
Fax:	(212) 05 37 77 47 32

To:
The OFFICE NATIONAL DES HYDROCARURES ET DES MINES (ONHYM)
5, Avenue Moulay Hassan
B.P. 99 Rabat MAROC
Attention:	Le Directeur Général
Fax:	(212) 05 37 28 16 34/26

To:	KOSMOS ENERGY MAROC MER PROFONDE
4th Floor, Century Yard
Cricket Square, Hutchins Drive
Elgin Avenue, George Town
Grand Cayman KY1-1209
Cayman Islands
Attention :	General Counsel

Fax:	+1-345-527-2105

Copy to:	KOSMOS ENERGY MAROC MER PROFONDE
c/o Kosmos Energy, LLC

8176 Park Lane, Suite 500
Dallas, Texas USA 75231
Attention:	General Counsel
Fax:	+1-214-445-9705
Email:	KosmosGeneralCounsel@kosmosenergy.com
MoroccoLicenseManager@kosmosenergy.com

To:	CAPRICORN EXPLORATION AND DEVELOPMENT COMPANY LIMITED
50 Lothian Road
Edinburgh EH3 9BY
United Kingdom
Attention:	Head of Legal
Fax:	+44(0) 131 475 3030
Email:	Duncan.Holland@cairnenergy.com

For the purposes of this Agreement, if any Party changes its above notification address, it shall advise the other Parties in writing within ten (10) days of such a change.

ARTICLE 24 – OTHER PROVISIONS

24.1     Any correspondence and administrative documents to be provided in accordance with the Hydrocarbon Code and this Agreement, shall be in the French language, whilst data and technical documents may be provided in the French language or the English language.

24.2     If any of the Parties fails to enforce any of the provisions of this Agreement or to exercise its rights and privileges arising by virtue of the Hydrocarbon Code and/or of this Agreement, it may at any time require the enforcement of such provisions, rights and privileges.

24.3     The Parties' respective successors shall be bound by and benefit from this Agreement.

24.4     This Agreement has been drawn up in French and translated into English. It has been signed in these two versions.  In the event of a dispute only the French version shall prevail.

24.5     No provision of this Agreement can be amended or modified except by mutual agreement in writing signed by the Parties. These amendments or modifications shall be approved and shall be effective on the date of signature of a joint order issued by the Minister in charge of Energy and the Minister in charge of Finance pursuant to the Hydrocarbon Code, such approval not to be unreasonably withheld. ONHYM shall assist CONTRACTOR GROUP in the procedure of procuring such approval.

24.6     The provisions of the Hydrocarbon Code relating to the Effective Date of this Agreement shall be applicable to all cases or situations not specified in this Petroleum Agreement relating to the exploration and exploitation of Hydrocarbons in the Area of Interest.

24.7     In the event of any conflict between the provisions of this Petroleum Agreement and the Hydrocarbon Code, the provisions of the Hydrocarbon Code shall prevail. In the event of conflict between the provisions of this Agreement and the Association Contract, the provisions of this Agreement shall prevail.

24.8     Subject to agreement on the terms of a suitable work program, ONHYM undertakes to participate with CONTRACTOR GROUP in an application for the award of any exploration permit, under a new petroleum agreement, for any area adjacent to the Exploration Permits and not the subject of an existing exploration permit.

24.9     ONHYM undertakes to participate, in accordance with the provisions of section 30 of the Hydrocarbon Law, with CONTRACTOR GROUP, in an application for the award of any exploitation concession for any area adjacent to the Exploration Permits which is not the subject of an existing exploitation concession or exploration permit.

24.10   The Parties reaffirm their commitment to the Joint Declaration of Principles signed by ONHYM and KOSMOS on 19 December 2013, which is made an Appendix to this Agreement.

ARTICLE 25 – EFFECTIVE DATE

25.1     As provided in section 60 of the Decree, implementing section 34 of the Hydrocarbon Code, this Petroleum Agreement shall be approved by a joint order from the Minister in charge of Energy and from the Minister in charge of Finance.

25.2     This Petroleum Agreement will enter into effect on the date ("Effective Date") of the signature of the aforesaid joint order and will remain effective until expiry in accordance with the provisions of Article 2 of this Agreement.

IN WITNESS WHEREOF, THIS AGREEMENT IS EXECUTED IN FIVE (5) ORIGINAL COPIES IN THE FRENCH LANGUAGE AND THREE (3) CONFORMING TRANSLATIONS INTO THE ENGLISH LANGUAGE.

IN RABAT ON THIS DAY OF 25 May 2016.

OFFICE NATIONAL DES HYDROCARURES ET DES MINES,

ACTING ON BEHALF OF THE KINGDOM OF MOROCCO

By	/s/ Amina Benkhadra

Name:	Amina BENKHADRA

Title:	GENERAL DIRECTOR

KOSMOS ENERGY MAROC MER PROFONDE

By	/s/ William Hayes

Name:	William HAYES

Title:	ATTORNEY IN FACT

CAPRICORN EXPLORATION AND DEVELOPMENT COMPANY LIMITED

By	/s/ Simon Thomson

Name:	Simon THOMSON

Title:	Director

APPENDIX I – DEFINITIONS

APPENDIX I ‑ DEFINITIONS

The following words, terms and phrases shall have the meaning attributed thereto below when used in the Petroleum Agreement:

1)         “Petroleum Agreement” or the “Agreement” means the agreement to which this Appendix I is attached;

2)        “Code Général des Impôts” means the general tax code instituted by Finance Law No. 43-06 for budget year 2007, promulgated by the Dahir 1-06-232 of 10 Hijja 1427 (31 December 2006), as modified and completed;

3)       “Exploitation Concession” means any Exploitation Concession granted to CONTRACTOR GROUP and to ONHYM, pursuant to the Hydrocarbon Code and to this Agreement and deriving from the Exploration Permits;

4)       "Association Contract" means the document referred to in Article 16.1 of the Agreement;

5)       "CONTRACTOR GROUP" means KOSMOS and CAPRICORN and any of their successors or assigns.

6)       “Effective Date” as defined in Article 25 of this Agreement;

7)           “Subsidiary" means, with regard to any Party, other than ONHYM, any entity controlling or controlled by said Party, or any entity which controls or is controlled by another entity which controls that Party directly.  It is understood that the concept of "control" shall mean the ownership by one entity of more than fifty percent (50%) :

a)     of voting shares if the other entity is a company

or

b)     of the control of managerial decisions, if the other entity is not a company.

In the case of ONHYM, this definition shall include the STATE and any entity controlled by the STATE;

8)        “Natural Gas" means all gaseous Hydrocarbons obtained from oil or gas wells as well as residual gas from the separation process of liquid Hydrocarbons;

9)       “Available Natural Gas" means for all Exploitation Concessions, the Natural Gas produced inside the Area of Interest covered by each Exploitation Concession and not used for the needs of direct or assisted exploitation of the Hydrocarbon deposit and after deduction of the annual royalties paid in kind;

10)     “Hydrocarbons" means natural Hydrocarbons, whether liquid, gaseous, or solid, other than bituminous shale, and shall include Crude Oil and Natural Gas;

11)     “Minimum Expenditure Obligation" means the amounts set out in Article 4.2 of this Agreement for the Initial Period, the First Extension Period and the Second Extension Period, respectively;

12)     “Operator”  means KOSMOS, appointed in accordance with Article 17;

13)     “Participating Interest” means, with respect to the Exploration Permits, the interests of the Parties defined in Article 3.1.2 of this Agreement and with respect to any Exploitation Concession, the interests of the Parties defined in Article 5.2 of this Agreement;

14)     "Net Share of Hydrocarbon Production" means for all Exploitation Concessions, the Hydrocarbons produced inside the Area of Interest covered by each Exploitation Concession and not used for purposes of direct or assisted exploitation of the Hydrocarbons;

15)     "Initial Period" means the forty-eight (48) month period commencing on the effective date of the Exploration Permits;

16)     "Extension Periods" means the First Extension Period and the Second Extension Period collectively referred to in Articles 4.2.2 and 4.2.3 of this Agreement;

17)     “Exploration Permits" means the Exploration Permits granted to CONTRACTOR GROUP and ONHYM pursuant to the Hydrocarbon Code and this Agreement in the Area of Interest;

18)     "Crude Oil" means all Hydrocarbons that are in liquid form in their natural state, or obtained by the condensation or separation of Natural Gas and bitumen;

19)     "Available Crude Oil" means for all Exploitation Concessions the Crude Oil produced inside the Area of Interest covered by each Exploitation Concession and not used for the needs of direct or assisted exploitation of the Hydrocarbon deposit after deduction of the annual royalties paid in kind;

20)     "Natural Gas Delivery Point" means the outlet flange of the subsea pipeline connecting the field facilities to the shore (or any other delivery point mutually agreed upon);

21)     "Crude Oil Delivery Point" means the outlet flange of the storage unit associated with the deposit operations (or any other delivery point mutually agreed upon);

22)     "First Extension Period" means the period of twenty-four (24) months referred to in Articles 3.3 and 4.2.2 of this Agreement;

23)     “Market Price" has the meaning set out in Article 6 of this Agreement;

24)     "Minimum Exploration Work Program" means the operations set out and described in Article 4.2 of this Agreement;

25)     "Second Extension Period" means the period of twenty-four (24) months referred to in Articles 3.3 and 4.2.3 of this Agreement;

26)     "Development and Exploitation Works" means all operations relating to any Exploitation Concession and carried out in this latter and, in particular, any Development Plan, geological and geophysical works, drilling of development wells, including the drilling of delineation wells, the production of Hydrocarbons, the installation of collection pipes and the operations necessary for the maintenance of pressure and for primary or secondary recovery;

27)     "Exploration Works" means all exploration and appraisal operations seeking to establish the existence of Hydrocarbons in commercially exploitable quantities;

28)     "Area of Interest" means the Area of Interest called "BOUJDOUR MARITIME” and described in Appendix II attached to the Petroleum Agreement and in Article 3.1.1.

Any other capitalised terms used in this Agreement which are not otherwise defined herein, shall have the meanings attributed thereto in the Association Contract, the Hydrocarbon Code and the applicable regulations.

APPENDIX II

MAP AND DESCRIPTION OF THE AREA OF INTEREST

MAP OF THE " BOUJDOUR MARITIME I" EXPLORATION LICENCE

OCEAN ATLANTIQUE
Boujdour Maritime I
1991,7 km²
Boujdour
Kilometers
10 5 0 10
450000
500000
550000
2900000
2850000
N
S
E
W
1
2
3
4
5
6
7
8
9
10
11
12

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime I	1	470350	2930800	26° 29' 50,510" N	15° 17' 51,119" W
	2	511800	2930800	26° 29' 51,450" N	14° 52' 53,718" W
	3	511800	2900000	26° 13' 10,271" N	14° 52' 54,736" W
	4	506250	2900000	26° 13' 10,397" N	14° 56' 14,754" W
	5	506250	2893000	26° 09' 22,850" N	14° 56' 14,876" W
	6	500000	2893000	26° 09' 22,899" N	15° 00' 00,000" W
	7	500000	2887670	26° 06' 29,637" N	15° 00' 00,000" W
	8	493590	2887670	26° 06' 29,586" N	15° 03' 50,793" W
	9	493590	2881800	26° 03' 18,769" N	15° 03' 50,689" W
	10	459430	2881800	26° 03' 16,770" N	15° 24' 20,055" W
	11	459430	2897300	26° 11' 40,615" N	15° 24' 21,796" W
	12	470350	2897300	26° 11' 41,576" N	15° 17' 48,338" W

MAP OF THE " BOUJDOUR MARITIME II" EXPLORATION LICENCE

OCEAN ATLANTIQUE
Boujdour Maritime II
1990,0 km²
1
2
3
4
5
6
7
8
9
10
11
400000
450000
500000
2950000
2900000
10 5 0 10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime II	1	433200	2930800	26° 29' 45,960" N	15° 40' 13,126" W
	2	470350	2930800	26° 29' 50,510" N	15° 17' 53,119" W
	3	470350	2897300	26° 11' 41,576" N	15° 17' 48,338" W
	4	459430	2897300	26° 11' 40,615" N	15° 24' 21,796" W
	5	399830	2897300	26° 11' 30,103" N	16° 00' 09,086" W
	6	399830	2905800	26° 16' 06,366" N	16° 00' 11,456" W
	7	409500	2905800	26° 16' 08,684" N	15° 54' 22,858" W
	8	409500	2921800	26° 24' 48,714" N	15° 54' 26,912" W
	9	417000	2921800	26° 24' 50,360" N	15° 49' 56,197" W
	10	417000	2926900	26° 27' 36,121" N	15° 49' 57,388" W
	11	433200	2926900	26° 27' 39,198" N	15° 40' 12,392" W

MAP OF THE " BOUJDOUR MARITIME III" EXPLORATION LICENCE

N
S
400000
450000
2900000
2850000
OCEAN ATLANTIQUE
Boujdour Maritime III
1983,3 km²
1
2
3
4
5
6
7
8
9
10 5 0 10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime III	1	399830	2897300	26° 11' 30,103" N	16° 00' 09,086" W
	2	459430	2897300	26° 11' 40,615" N	15° 24' 21,796" W
	3	459430	2881800	26° 03' 16,770" N	15° 24' 20,055" W
	4	459430	2866550	25° 55' 01,042" N	15° 24' 18,355" W
	5	435840	2866550	25° 54' 57,984" N	15° 38' 26,302" W
	6	391000	2866550	25° 54' 48,372" N	16° 05' 17,941" W
	7	391000	2883600	26° 04' 02,525" N	16° 05' 23,049" W
	8	399830	2883600	26° 04' 04,827" N	16° 00' 05,286" W
	9	399830	2894570	26° 10'0 1,374" N	16° 00'0 8,327" W

MAP OF THE " BOUJDOUR MARITIME IV" EXPLORATION LICENCE

OCEAN ATLANTIQUE
Boujdour Maritime IV
1983,6 km²
300000
350000
400000
2900000
2850000
10
5
0
10
Kilometers
1
2
3
4
5
6
7
8
9
10
11
12
13

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime IV	1	367100	2894570	26° 09' 51,826" N	16° 19' 47,105" W
	2	399830	2894570	26° 10' 01,374" N	16° 00' 08,327" W
	3	399830	2883600	26° 04' 04,827" N	16° 00' 05,286" W
	4	391000	2883600	26° 04' 02,525" N	16° 05' 23,049" W
	5	391000	2866550	25° 54' 48,372" N	16° 05' 17,941" W
	6	373300	2866550	25° 54' 43,209" N	16° 15' 54,042" W
	7	373300	2838800	25° 39' 41,320" N	16° 15' 44,483" W
	8	355200	2838800	25° 39' 35,305" N	16° 26' 33,541" W
	9	350300	2838800	25° 39' 33,539" N	16° 29' 29,243" W
	10	350300	2865000	25° 53' 44,971" N	16° 29' 39,901" W
	11	333500	2865000	25° 53' 38,402" N	16° 39' 43,465" W
	12	333500	2883000	26° 03' 23,292" N	16° 39' 51,695" W
	13	367100	2883000	26° 03' 35,822" N	16° 19' 42,852" W

MAP OF THE " BOUJDOUR MARITIME V" EXPLORATION LICENCE

N
S
350000
400000
450000
2850000
2800000
O C E A N   A T L A N T I Q U E
1
2
3
4
5
6
7
Boujdour Maritime V
1998,9 km²
10 5 0 10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime V	1	373300	2866550	25° 54' 43,209" N	16° 15' 54,042" W
	2	391000	2866550	25° 54' 48,372" N	16° 05' 17,941" W
	3	435840	2866550	25° 54' 57,984" N	15° 38' 26,302" W
	4	435840	2821000	25° 30' 17,301" N	15° 38' 18,387" W
	5	421040	2821000	25° 30' 14,726" N	15° 47' 08,528" W
	6	421040	2838800	25° 39' 53,338" N	15° 47' 12,309" W
	7	373300	2838800	25° 39' 41,320" N	16° 15' 44,483" W

MAP OF THE " BOUJDOUR MARITIME VI" EXPLORATION LICENCE

350000
400000
450000
2850000
2800000
OCEAN ATLANTIQUE
Boujdour Maritime VI
1941,6 km²
1
2
3
4
5
6
7
8
9
10
5
0
10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime VI	1	355200	2838800	25° 39' 35,305" N	16° 26' 33,541" W
	2	373300	2838800	25° 39' 41,320" N	16° 15' 44,483" W
	3	421040	2838800	25° 39' 53,338" N	15° 47' 12,309" W
	4	421040	2821000	25° 30' 14,726" N	15° 47' 08,528" W
	5	415800	2821000	25° 30' 13,687" N	15° 50' 16,221" W
	6	415800	2804560	25° 21' 19,279" N	15° 50' 12,528" W
	7	392840	2804560	25° 21' 13,975" N	16° 03' 53,896" W
	8	392840	2810580	25° 24' 29,652" N	16° 03' 55,612" W
	9	355200	2810580	25° 24' 18,176" N	16° 26' 22,580" W

MAP OF THE " BOUJDOUR MARITIME VII" EXPLORATION LICENCE

OCEAN ATLANTIQUE
Boujdour Maritime VII
1993,4 km²
1
2
3
4
5
6
7
8
9
300000
350000
2850000
2800000
10 5 0 10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime VII	1	314300	2865000	25° 53' 30,041" N	16° 51' 13,178" W
	2	333500	2865000	25° 53' 38,402" N	16° 39' 43,465" W
	3	350300	2865000	25° 53' 44,971" N	16° 29' 39,901" W
	4	350300	2838800	25° 39' 33,539" N	16° 29' 29,243" W
	5	355200	2838800	25° 39' 35,305" N	16° 26' 33,541" W
	6	355200	2810580	25° 24' 18,176" N	16° 26' 22,580" W
	7	324000	2810580	25° 24' 06,067" N	16° 44' 58,892" W
	8	324000	2821300	25° 29' 54,411" N	16° 45' 03,931" W
	9	314300	2821300	25° 29' 50,148" N	16° 50' 53,224" W

MAP OF THE " BOUJDOUR MARITIME VIII"
EXPLORATION LICENCE
OCEAN ATLANTIQUE
Boujdour Maritime VIII
1987,2 km²
1
2
3
4
5
6
7
8
350000
400000
2800000
2750000
10 5 0 10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime VIII	1	355200	2810580	25° 24' 18,176" N	16° 26' 22,580" W
	2	392840	2810580	25° 24' 29,652" N	16° 03' 55,612" W
	3	392840	2804560	25° 21' 13,975" N	16° 03' 53,896" W
	4	392840	2765500	25° 00' 04,309" N	16° 03' 42,877" W
	5	377400	2765500	25° 00' 00,094" N	16° 12' 53,600" W
	6	343100	2765500	24° 59' 48,705" N	16° 33' 16,852" W
	7	343100	2789500	25° 12' 48,691" N	16° 33' 26,766" W
	8	355200	2789500	25° 12' 53,030" N	16° 26' 14,488" W

MAP OF THE " BOUJDOUR MARITIME XI"
EXPLORATION LICENCE
OCEAN ATLANTIQUE
Boujdour Maritime IX
1967,9 km²
1
2
3
4
5
6
7
8
250000
300000
350000
2800000
10
5
0
10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime IX	1	282800	2821300	25° 29' 34,733" N	17° 09' 38,870" W
	2	314300	2821300	25° 29' 50,148" N	16° 50' 51,224" W
	3	324000	2821300	25° 29' 54,411" N	16° 45' 03,931" W
	4	324000	2810580	25° 24' 06,067" N	16° 44' 58,892" W
	5	355200	2810580	25° 24' 18,176" N	16° 26' 22,580" W
	6	355200	2789500	25° 12' 53,070" N	16° 26' 14,488" W
	7	343100	2789500	25° 12' 48,691" N	16° 33' 26,766" W
	8	282800	2789500	25° 12' 21,639" N	17° 09' 20,526" W

MAP OF THE " BOUJDOUR MARITIME X"
EXPLORATION LICENCE
OCEAN ATLANTIQUE
Boujdour Maritime X
1994,4 km²
1
2
3
4
5
6
250000
300000
350000
2800000
2750000
10
5
0
10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime X	1	260000	2789500	25° 12' 9,143" N	17° 22' 54,637" W
	2	282800	2789500	25° 12' 21,639" N	17° 9' 20,526" W
	3	343100	2789500	25° 12' 48,691" N	16° 33' 26,766" W
	4	343100	2765500	24° 59' 48,705" N	16° 33' 16,892" W
	5	314200	2765500	24° 59' 36,942" N	16° 50' 27,418" W
	6	260000	2765500	24° 59' 9,542" N	17° 22' 39,547" W

MAP OF THE " BOUJDOUR MARITIME XI" EXPLORATION LICENCE

300000
350000
400000
2750000
OCEAN ATLANTIQUE
Boujdour Maritime XI
1971,8 km²
1
2
3
4
5
6
10 5 0 10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime XI	1	314200	2765500	24° 59' 36,942" N	16° 50' 27,418" W
	2	343100	2765500	24° 59' 48,705" N	16° 33' 16,892" W
	3	377400	2765500	25° 00' 00,094" N	16° 12' 53,600" W
	4	377400	2734300	24° 43' 5,931" N	16° 12' 43,701" W
	5	373200	2734300	24° 43' 04,702" N	16° 15' 13,164" W
	6	314200	2734300	24° 42' 43,074" N	16° 50' 12,424" W

MAP OF THE " BOUJDOUR MARITIME XIV" EXPLORATION LICENCE

250000
300000
2750000
2700000
OCEAN ATLANTIQUE
Boujdour Maritime XIV
1973,5 km²
1
2
3
4
5
6
7
10 5 0 10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime XIV	1	245000	2730000	24° 39' 47,653" N	17° 31' 10,750" W
	2	251300	2730000	24° 39' 51,364" N	17° 27' 26,813" W
	3	309200	2730000	24° 40' 21,136" N	16° 53' 08,190" W
	4	309200	2703500	24° 25' 39,986" N	16° 52' 55,322" W
	5	278200	2703500	24° 25' 45,183" N	17° 11' 15,550" W
	6	278200	2695300	24° 21' 18,759" N	17° 11' 10,962" W
	7	245000	2695300	24° 21' 00,508" N	17° 30' 48,292" W

MAP OF THE " BOUJDOUR MARITIME XV"
EXPLORATION LICENCE
OCEAN ATLANTIQUE
Boujdour Maritime XV
1993,9 km²
1
2
3
4
5
6
7
8
9
10
11
12
250000
300000
350000
2700000
2650000
10
5
0
10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime XV	1	278200	2703500	24° 25' 45,183" N	17° 11' 15,550" W
	2	309200	2703500	24° 25' 59,986" N	16° 52' 55,322" W
	3	343300	2703500	24° 26' 13,703" N	16° 32' 44,812" W
	4	343300	2682100	24° 14' 38,141" N	16° 32' 36,374" W
	5	339000	2682100	24° 14' 36,573" N	16° 35' 08,802" W
	6	339000	2673000	24° 09' 40,797" N	16° 35' 05,143" W
	7	331200	2673000	24° 09' 37,857" N	16° 39' 41,452" W
	8	331200	2666600	24° 06' 09,844" N	16° 39' 38,765" W
	9	311350	2666600	24° 06' 01,757" N	16° 51' 21,564" W
	10	311350	2675400	24° 10' 47,744" N	16° 51' 25,695" W
	11	278200	2675400	24° 10' 32,181" N	17° 10' 59,903" W
	12	278200	2695300	24° 21' 18,759" N	17° 11' 10,962" W

MAP OF THE " BOUJDOUR MARITIME XVI" EXPLORATION LICENCE

OCEAN ATLANTIQUE
Boujdour Maritime XVI
1996,8 km²
1
2
3
4
5
6
7
8
200000
250000
300000
2800000
2750000
10
5
0
10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime XVI	1	260000	2778000	25° 05' 55,587" N	17° 22' 47,385" W
	2	238000	2778000	25° 05' 42,413" N	17° 35' 52,118" W
	3	238000	2772000	25° 02' 27,545" N	17° 35' 48,005" W
	4	207600	2772000	25° 02' 07,496" N	17° 53' 51,622" W
	5	207600	2735500	24° 42' 22,350" N	17° 53' 24,002" W
	6	251300	2735500	24° 42' 50,022" N	17° 27' 30,318" W
	7	251300	2741000	24° 45' 48,678" N	17° 27' 33,834" W
	8	260000	2741000	24° 45' 53,674" N	17° 22' 24,323" W

MAP OF THE " BOUJDOUR MARITIME XVI"
EXPLORATION LICENCE
OCEAN ATLANTIQUE
Boujdour Maritime XVI
1996,8 km²
1
2
3
4
5
6
7
8
200000
250000
300000
2800000
2750000
10
5
0
10
Kilometers

Permis	Point	UTM ZONE 28 WGS-1984		Géographique WGS-1984	
		X	Y	Latitude	Longitude
Boujdour Maritime XVI	1	260000	2778000	25° 05' 55,587" N	17° 22' 47,385" W
	2	238000	2778000	25° 05' 42,413" N	17° 35' 52,118" W
	3	238000	2772000	25° 02' 27,545" N	17° 35' 48,005" W
	4	207600	2772000	25° 02' 07,496" N	17° 53' 51,622" W
	5	207600	2735500	24° 42' 22,350" N	17° 53' 24,002" W
	6	251300	2735500	24° 42' 50,022" N	17° 27' 30,318" W
	7	251300	2741000	24° 45' 48,678" N	17° 27' 33,834" W
	8	260000	2741000	24° 45' 53,674" N	17° 22' 24,323" W

APPENDIX III – LIST OF DELIVERABLES

Deliverables to be remitted to ONHYM shall be in the following formats:

I.     Seismic : Acquisition and processing

I.1. 2D and 3D Seismic :

-- Field data on cartridges, 3592 or LTO-04 in an international standard format (SEG-D demultiplied)

-- Intermediate data such as mirror CDP

-- Data processed on cartridge, 3592 or LTO-04 (stack and migration) SEG-Y with header information about the processed seismic data (processing sequence, navigation data or coordinates)

-- Special processing (PSDM, AVO) on cartridge 3592 or LTO-04 in SEG-Y format with header information about the processed seismic data (processing sequence, navigation data or coordinates)

-- Complete sequence of processing in hard copy and electronic format

-- Velocities  analysis data

-- Field documents (operating report of the seismic acquisition, field note-book, coordinates of the shooting points and of the receivers, data of the alteration zone (WZ), and seismic data test ) in hard copy and electronic formats

-- Navigation data on CD (for the offshore data)

For onshore acquisition, the Projection System is : UTM

Options for the projection: Ellipsoid: WGS84

Format: UKOOA in ASCII or EXCEL

I.2.Seismic: Reprocessing:

-- Data processed on cartridge, 3592 or LTO-04 (Stack and migration) SEG-Y with header information about the processed seismic data (processing sequence, navigation data or coordinates)

-- Special processing (PSDM, AVO) on cartridge 3592 or LTO-04 in SEG-Y format with header information about the processed seismic data (processing sequence, navigation data or coordinates)

-- Complete sequence of processing in hard copy and electronic format

-- Velocities analysis data in ASCII format

II.     Magnetic, gravimetric, Electromagnetic, Magnetotelluric and electrical data:

-- Raw data in an international standard format together with all the supporting documents

-- Processed data in an international standard format

- Interpretation of these data.

III.     Drilling :

-- Cuttings: an average of 500 grams of washed cuttings and 500 grams of non-washed cuttings from each 5 m for the interval of the reservoir ; and from each 10-20 m for the remaining of the well

-- Cores : half of the cores cut in length

-- Electrical logs: data of all drilling operations in an international standard format

-- Check  shot Survey ,VSP

-- Seismic coring

-- data of well test (pressure, samples of received fluid, PVT analysis and water analysis)

-- Final well report to include, in addition to the drilling evaluation report, the logs interpretation (paper and electronic format)

-- Copy of composite log

-- Report of the abandonment of the well(s), specifying the abandonment work realized on the well(s) drilled during the pertinent period of the Exploration Permits and for the well(s) drilled within the framework of any Exploitation Concession which are to be abandoned.

IV.     Studies :

-- Preliminary Reports (work progress reports at the end of each year)

-- Final Report for each phase (paper and electronic format): this report will include in particular :

-- Text and plates

-- Report on the field geological work

-- Conventional and special analysis of the cores

-- Copy of electrical logs of drilling in standard electronic format (Las, picture)

-- Copies of different laboratory studies and analyses

Geochemistry,

Stratigraphy

 Petrophysics

Sedimentology

Any other studies, operational reports and/or operational data resulting from any works executed by third parties on behalf of Operator directly relating to the Exploration Works or of Development and Exploitation Works in the area of the Exploration Permits. For the avoidance of doubt, this obligation does not apply to such information as any proprietary or confidential information or reports, parent company financial information, reserve information or confidential information or reports provided to governmental authorities.

Copy of all bids and contracts with a value exceeding two million U.S. dollars (US$ 2,000,000) with service companies, in hard-copy and electronic format.

APPENDIX IV – JOINT DECLARATION OF PRINCIPLES

JOINT DECLARATION OF PRINCIPLES

OF

L'OFFICE NATIONAL DES HYDROCARBURES ET DES MINES (ONHYM)

AND KOSMOS ENERGY

L'Office National des Hydrocarbures et des Mines (ONHYM) and Kosmos Energy hereby declare their common determination to contribute to the exploration and production of hydrocarbon natural resources in the zones of interest or activity onshore and offshore, including the Sahara region, based on exploration permits issued by the relevant Moroccan authorities, and based on the following principles:

1.  ONHYM and Kosmos Energy note that the mining and hydrocarbon sectors in Morocco are liberalized and that the exploration and production of hydrocarbon natural resources  adheres to international principles and standards, to relevant national legislation, including the Exploration Code, the Hydrocarbon Code and environmental law.

2.  The exploration and production of hydrocarbon natural resources will be in accordance with the principles enshrined in the Kingdom of Morocco Constitution and international standards, including those from the United Nations Charter stipulated in letter S/2002/161 dated January 29, 2002, addressed to the  President of the UN Security Council, signed by the Under-Secretary General  for Legal Affairs, and guidelines recommended by the "New model of development " of the Conseil  Economique, Social et Environnemental  (CESE), from November 2013, namely  that local  populations and their representatives are involved and consulted and that they will benefit equitably and effectively therefrom.  The exploration and production of hydrocarbon natural resources will contribute in a transparent manner to the development of the regions concerned.

3.  Kosmos Energy is committed to ensuring the  protection of the environment and compliance with the sustainable development requirements.

Signed in Rabat, 19 December 2013

For ONHYM
For Kosmos Energy

(original French version signed)	(original French version signed)